Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amended Quarterly Report of Zaldiva, Inc. (the “Registrant”) on Form 10-Q/A-2 for the quarter ending June 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), we, Nicole Leigh, President, and Robert B. Lees, CFO of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	January 12, 2010	By:	/s/Nicole Leigh
Nicole Leigh, President and Director

Date:	January 12, 2010	By:	/s/Robert B. Lees
Robert B. Lees, CFO and Director